Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces First Quarter 2011 Results

Westlake, OH (May 9, 2011):  TravelCenters of America LLC (NYSE Amex: TA) today announced financial results for the first quarter ended March 31, 2011.

At March 31, 2011, TA’s business included 229 sites, 166 of which were operated under the “TravelCenters of America” or “TA” brand names and 63 of which were operated under the “Petro” brand name.

	Three Months Ended March 31,
	2011	2010
	(in thousands, except per share, per gallon and percentage amounts)
Revenues	$1,782,114	$1,383,619
Net loss	$(16,739)	$(41,216)

Net loss per share:
Basic and diluted	$(0.93)	$(2.39)

Supplemental Data:
Total fuel sales volume (gallons)	500,865	503,199

Total fuel revenues	$1,493,286	$1,118,569
Fuel gross margin	$60,878	$50,233
Total fuel gross margin per gallon	$0.122	$0.100

Total nonfuel revenues	$285,378	$261,759
Nonfuel gross margin	$165,155	$151,455
Nonfuel gross margin percentage	57.9%	57.9%

EBITDAR	$44,524	$33,184

A calculation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net loss determined according to U.S. generally accepted accounting principles, or GAAP, appears later in this press release.

Business Commentary

TA’s results for the first quarter of 2011 compared to the first quarter of 2010 reflected a favorable change in its net loss, which improved by $24.5 million, from a net loss of $41.2 million for the 2010 first quarter to a net loss of $16.7 million for the 2011 first quarter.  A significant factor in this favorable change in net loss was the reduction in real estate rent expense that resulted from the lease amendment TA entered with Hospitality Properties Trust, or HPT, effective January 1, 2011, that reduced TA’s annual rent payments by approximately $42 million.  TA’s results also reflected improvement in EBITDAR, which increased by $11.3 million in the 2011 first quarter over the 2010 first quarter.  TA’s fuel gross margin per gallon increased in the 2011 first quarter as compared to the 2010 first quarter, resulting in total fuel gross margin that was $10.6 million higher in the 2011 first quarter than the 2010 first quarter.  Nonfuel sales for the 2011 first quarter increased over the 2010 first quarter largely due to increased customer spending in TA’s travel centers as the U.S. economy improves as well as from price increases.  TA’s operating expenses as a percentage of nonfuel revenues on a same site basis for the 2011 first quarter decreased as compared to the 2010 first quarter because certain of TA’s expenses are fixed in nature or otherwise do not vary directly with sales so that increases in its nonfuel revenues did not result in corresponding increases in its operating expenses.  Also, it is important to note that TA’s operating results are typically at their lowest in the first quarter of the year because freight movement by professional truck drivers and motorist travel typically are at their lowest levels of the year during the winter months and certain of TA’s expenses are fixed.

The trucking industry is the primary customer for TA’s goods and services.  Freight and trucking demand in the U.S. generally reflects the level of commercial activity in the U.S. economy.  The condition of the U.S. economy generally, and the financial condition and activity of the trucking industry in the U.S. specifically, impacted TA’s financial results during the first quarters of 2010 and 2011, and TA expects these matters will continue to impact its financial results in future periods.  While the U.S. economy recently has shown signs of growing, recent economic activity is still below pre-recession levels and the strength and sustainability of any economic recovery is uncertain.

During the first quarter of 2011, TA experienced a 0.5% decrease in total fuel sales volume, compared with the first quarter of 2010. TA believes its fuel volume results were negatively impacted by severe weather across the nation during the first quarter of 2011 as compared to the first quarter of 2010, with severe storms affecting significant portions of the country and resulting in lost days of shipping activity. TA believes that without the effects of these storms its fuel sales volume might have modestly increased over the 2010 first quarter. Also, TA did not pursue lower margin business as aggressively in the first quarter of 2011 as it had in the first quarter of 2010 and this negatively affected the volume results between years. The following table presents the quarterly changes in fuel sales volumes compared to the same quarter of the prior year.

Change in Total Fuel Sales Volume (1)	2011 compared to 2010	2010 compared to 2009	2009 compared to 2008	2008 compared to 2007

First quarter ended March 31	-0.5%	8.9%	-17.3%	22.7%
Second quarter ended June 30		6.4%	-9.7%	0.2%
Third quarter ended September 30		4.8%	-2.5%	-19.0%
Fourth quarter ended December 31		1.6%	3.3%	-15.4%
Full year		5.3%	-7.0%	-4.7%

(1)          Includes volumes sold by TA’s predecessor prior to January 31, 2007, and excludes volumes sold at Petro sites prior to the May 30, 2007 acquisition by TA.

The impact of the recent recession upon TA’s business in 2007 and 2008, of the recovery which started in the second half of 2009 and continued into 2010, and of the recent sluggishness of the on-going recovery seems to be even more directly reflected in the quarterly changes in fuel sales volumes at the sites which TA has continued to operate since the beginning of 2007:

Same Site Change in Fuel Sales Volume (1)	2011 compared to 2010	2010 compared to 2009	2009 compared to 2008	2008 compared to 2007

First quarter ended March 31	-1.4%	9.1%	-16.3%	-12.9%
Second quarter ended June 30		7.1%	-10.7%	-16.3%
Third quarter ended September 30		5.6%	-3.6%	-17.2%
Fourth quarter ended December 31		2.3%	2.4%	-13.8%
Full year		6.0%	-7.4%	-15.0%

(1)          Includes travel centers that were continuously operated by TA, by its predecessor (prior to January 31, 2007) or by the previous owner of the Petro sites (prior to the acquisition by TA on May 30, 2007) during the periods presented.

Subsequent to March 31, 2011, TA agreed to franchise a travel center in Virginia.  TA expects its new franchisee will be rebranded as a Petro Stopping Center during the second quarter of 2011.

Capital Expenditures and Working Capital

In order to try to take advantage of the recent opportunities in the travel center industry, TA has used some of its available cash liquidity to acquire new locations at what TA believes are attractive prices.  Since the beginning of 2011, TA has invested or agreed to invest approximately $37.2 million related to the acquisition of eight travel centers:

•                  In March 2011, TA spent $7.2 million to acquire and improve a new travel center in Texas that was purchased at a foreclosure auction.  The property was renovated as a Petro Stopping Center and opened for business on May 1, 2011.

•                  Also during March 2011, TA exercised its right to purchase a former Petro franchisee’s travel center in Kansas for approximately $5.5 million; TA expects to close on this purchase and begin to operate this site for its own account during the second quarter of 2011.

•                  In April 2011, TA agreed to acquire six new travel centers (five in Indiana and one in Illinois) at a bankruptcy auction.  Staggered closings for these sites began on May 2, 2011, and are expected to be completed during the second quarter of 2011.  One of these sites has been operated as a Petro franchise site since 1990 and TA intends to continue its operation as a Petro Stopping Center for its own account upon closing.  Three of these six sites are expected to be rebranded prior to the end of 2011, two as Petro Stopping Centers and one as a TA.  Two of these sites are adjacent to, and are expected to function as ancillary facilities to, existing TA locations.  TA expects to operate these properties under their current brands until such time as its renovation and improvements are complete.  TA agreed to purchase these six properties for an aggregate of approximately $24.5 million, which TA estimates equates to slightly over four times the historically generated annual cash flow at these locations.  TA expects to spend between $15 million and $20 million to renovate these properties; and TA expects the cash flow from these sites may improve when they are renovated and operated by TA.

TA’s business of operating high sales volume travel centers open 24 hours every day requires that TA make regular capital investments in its existing sites to maintain their competitive attractiveness to TA’s customers.  During the three months ended March 31, 2011, TA spent approximately $15 million on improvements to its existing sites.  As TA’s business enters what TA believes may be a prolonged recovery, TA expects to continue its refurbishment program.  To help pay some of the costs of these improvements, TA intends to request that during the second quarter of 2011 HPT purchase improvements TA has previously made to the properties it leases from HPT for proceeds of approximately $35 million, which would result in an increase in annual rent of approximately $3 million.  In the future, TA may request that HPT fund additional approved amounts for renovation and improvements at the leased travel centers in return for rent increases; however, HPT is not obligated to fund such amounts.

During the 2011 first quarter, changes in market conditions, principally the changes in the market prices of petroleum products, caused TA to make significant investments in working capital.  Inventory increased $11.9 million due to both increases in fuel prices and increases in nonfuel wholesale purchase prices and in the amounts of inventories required to respond to increased sales levels.  Accounts receivable and accounts payable both also increased as a result of higher fuel prices.  Effective January 2011, TA entered a new contract with Comdata Network, Inc., the largest issuer of third party fuel cards to trucking companies, that increased its working capital requirements during the first quarter of 2011 and that TA expects will further increase its working capital requirements during the second quarter and for the remainder of 2011 as compared to the same periods of 2010; TA estimates that the new Comdata contract terms increased TA’s working capital investment in accounts receivable by approximately $26 million during the first quarter of 2011, and these new contract terms may increase TA’s working capital investment in accounts receivable (assuming no change in fuel prices and sales volumes) by an additional approximately $26 million during the remainder of 2011.

Conference Call:

On May 9, 2011, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended March 31, 2011.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 179299.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call. The recording and retransmission in any way of TA’s first quarter 2011 conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT TA BELIEVES THAT IT’S FUEL SALES VOLUME FOR THE 2011 FIRST QUARTER MIGHT HAVE INCREASED OVER THE SAME PERIOD OF 2010 WERE IT NOT FOR THE SEVERE STORMS ACROSS THE NATION DURING THE 2011 FIRST QUARTER, THAT TA FURTHER BELIEVES CONSUMER SPENDING INCREASED AS THE U.S. ECONOMY IMPROVED AND THAT TA’S BUSINESS MAY BE ENTERING WHAT IT BELIEVES MAY BE A PROLONGED RECOVERY.  THESE STATEMENTS MAY IMPLY THAT ECONOMIC CONDITIONS IN THE U.S. GENERALLY AND THE TRUCKING AND TRAVEL CENTER INDUSTRIES IN PARTICULAR ARE IMPROVING AND THAT TA’S RESULTS OF OPERATIONS AND CASH FLOWS FROM OPERATIONS WILL IMPROVE IN THE FUTURE.  HOWEVER, THE POSITIVE TREND IN FUEL SALES VOLUMES TA RECENTLY EXPERIENCED UNTIL THE 2011 FIRST QUARTER MAY BE THE RESULT OF INCREASED MARKET SHARE AND NOT AN IMPROVING MARKET OR MAY NOT CONTINUE.  ALSO, IMPROVEMENTS, IF ANY, IN THE U.S. ECONOMY OR IN THE TRUCKING AND TRAVEL CENTER INDUSTRIES MAY NOT CONTINUE, AND TA’S FUEL SALES VOLUMES MAY NOT INCREASE OR BE SUSTAINED;

•                  THIS PRESS RELEASE STATES THAT TA HAS AGREED TO FRANCHISE A TRAVEL CENTER THAT IT EXPECTS WILL BE REBRANDED AS A PETRO STOPPING CENTER DURING THE SECOND QUARTER OF 2011.  THE REBRANDING OF THIS TRAVEL CENTERS AS A PETRO STOPPING CENTER MAY TAKE LONGER THAN EXPECTED;

•                  THIS PRESS RELEASE STATES THAT TA HAS BEGUN TO USE ITS CASH LIQUIDITY TO TRY TO ACQUIRE NEW TRAVEL CENTER LOCATIONS AT WHAT TA BELIEVES ARE ATTRACTIVE PRICES AND THIS PRESS RELEASE LISTS SEVERAL PURCHASES WHICH TA HAS COMPLETED OR AGREED.   THE IMPLICATIONS OF THESE STATEMENTS MAY BE THAT TA WILL BE ABLE TO CLOSE THESE ACQUISITIONS WITHIN THE TIMES SPECIFIED AND OPERATE THESE NEW LOCATIONS PROFITABLY.  REAL ESTATE CLOSINGS ARE OFTEN DELAYED AND SOME OF TA’S PROPOSED ACQUISITIONS MAY BE DELAYED.  TA’S ABILITY TO OPERATE NEW LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING TA’S ABILITY TO INTEGRATE NEW OPERATIONS INTO TA’S EXISTING OPERATIONS AND SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS THE CONTINUING DEMAND FOR TA’S GOODS AND SERVICES ARISING FROM THE U.S. ECONOMY GENERALLY.  TA MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE NEW SITE OPERATIONS OR OPERATE NEW SITES PROFITABLY. ACCORDINGLY, THE PRICES TA HAS PAID OR WILL PAY FOR THESE ACQUISITIONS MAY, IN RETROSPECT, NOT BE ATTRACTIVE.  EACH OF THE SITES TA HAS ACQUIRED OR AGREED TO ACQUIRE PREVIOUSLY PRODUCED OPERATING RESULTS WHICH CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES;   THERE IS NO GUARANTY TA WILL BE ABLE TO OPERATE THESE NEW LOCATIONS, OR ANY OF THEM, PROFITABLY;

•                  THIS PRESS RELEASE STATES THAT TA ESTIMATES THAT THE PURCHASE PRICES OF ITS RECENT AND AGREED ACQUISITIONS IS SLIGHTLY OVER FOUR TIMES THE HISTORICALLY GENERATED CASH FLOWS AT THESE LOCATIONS, THAT TA EXPECTS TO SPEND BETWEEN $15 MILLION AND $20 MILLION TO RENOVATE THESE PROPERTIES AND THAT TA EXPECTS THE CASH FLOWS FROM THESE SITES MAY IMPROVE AFTER THEY ARE RENOVATED AND OPERATED BY TA.  MOST OF THE DATA WHICH TA USED TO ESTIMATE THE HISTORICAL CASH FLOWS GENERATED AT THESE LOCATIONS WERE REPORTED TO TA BY FORECLOSING LENDERS OR IN BANKRUPTCY PROCEEDINGS, AND THIS DATA WAS GENERALLY NOT AUDITED. ACCORDINGLY, TA’S ESTIMATE OF THE PURCHASE PRICE MULTIPLES IT IS PAYING MAY BE INACCURATE.  BECAUSE OF THE CIRCUMSTANCES FROM WHICH TA AGREED TO ACQUIRE SEVEN OF THE EIGHT LOCATIONS TA HAS ACQUIRED OR AGREED TO ACQUIRE, TA WAS ABLE TO PERFORM ONLY LIMITED PROPERTY DILIGENCE.  ESTIMATES OF RENOVATION COSTS ARE OFTEN INACCURATE, AND IN THE CIRCUMSTANCES WHICH TA PURCHASED OR AGREED TO PURCHASE THESE SITES TA’S ESTIMATES OF ITS RENOVATION COSTS ARE ESPECIALLY LIKELY TO BE INACCURATE.  THERE CAN BE NO ASSURANCE TA WILL BE ABLE TO IMPROVE THE CASH FLOWS FROM THESE SITES AFTER THEY ARE RENOVATED AND OPERATED BY TA;

•                  THIS PRESS RELEASE STATES THAT TA EXPECTS TO REQUEST HPT TO PURCHASE CERTAIN IMPROVEMENTS TA HAS MADE TO SITES OWNED BY HPT AND LEASED TO TA FOR APPROXIMATELY $35 MILLION AND FOR ADDITIONAL AMOUNTS IN THE FUTURE.  AS NOTED IN THIS PRESS RELEASE, HPT IS NOT OBLIGATED TO MAKE THESE PURCHASES AND THERE IS NO ASSURANCE IT WILL DO SO.  ALSO PURSUANT TO THE LEASE TERMS BETWEEN TA AND HPT, ANY SUCH PURCHASES WILL INCREASE TA’S RENT OBLIGATIONS TO HPT AND THIS INCREASED RENT WILL REDUCE TA’S CASH FLOW AND PROFITS; AND

•                  THIS PRESS RELEASE INCLUDES ESTIMATES OF THE AMOUNT OF WORKING CAPITAL INVESTMENTS TA WAS REQUIRED TO MAKE AND WILL BE REQUIRED TO MAKE AS A RESULT OF TA’S NEW CONTRACT WITH COMDATA.  THESE ESTIMATES ARE BASED UPON THE AMOUNTS OF TA’S SALES WHICH HAVE BEEN OR MAY BE PROCESSED USING COMDATA PAYMENT CARD SERVICES.  THESE ESTIMATES THEMSELVES DEPEND UPON A NUMBER OF SEPARATE ESTIMATES, SUCH AS THE VOLUME AND PRICES OF FUEL AND OTHER GOODS AND SERVICES PURCHASED BY TA’S CUSTOMER’S USING COMDATA FUEL CARDS.  BECAUSE OF THE MULTIPLE LAYERS OF ESTIMATES INVOLVED IN CALCULATING THESE AMOUNTS, THESE ESTIMATES MAY BE INACCURATE.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA AND ITS FRANCHISEES AND TENANTS;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  ALSO, IN LIGHT OF THE RECENT AND CURRENT ECONOMIC, INDUSTRY AND GLOBAL CREDIT MARKET CONDITIONS AND TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN.  TA’S $100 MILLION REVOLVING CREDIT FACILITY EXPIRES IN 2012.  TA’S FAILURE TO RENEW ITS EXISTING CREDIT FACILITY OR TO OBTAIN NEW OR SUBSTITUTE FINANCING ON REASONABLE TERMS WOULD ADVERSELY AFFECT TA’S ABILITY TO FUND ITS BUSINESS AND OPERATIONS;

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES. ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH TA’S MANAGING DIRECTORS, HPT, RMR AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION; AND

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED A CHANGE IN OWNERSHIP AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME TA MAY GENERATE.  IF TA EXPERIENCES ADDITIONAL CHANGES IN OWNERSHIP, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO LIMITATIONS ON USAGE.

TA HAS GENERATED NET INCOME IN ONLY FOUR QUARTERLY REPORTING PERIODS SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO GENERATE NET INCOME, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, INCLUDING UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND “RISK FACTORS”, AND UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND ELSEWHERE IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2011.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Revenues:
Fuel	$1,493,286	$1,118,569
Nonfuel	285,378	261,759
Rent and royalties	3,450	3,291
Total revenues	1,782,114	1,383,619

Cost of goods sold (excluding depreciation):
Fuel	1,432,408	1,068,336
Nonfuel	120,223	110,304
Total cost of goods sold (excluding depreciation)	1,552,631	1,178,640

Operating expenses:
Site level operating	163,578	152,544
Selling, general & administrative	21,202	19,328
Real estate rent	47,310	58,538
Depreciation and amortization	11,715	10,394
Total operating expenses	243,805	240,804

Loss from operations	(14,322)	(35,825)

Equity in (loss) income of equity investees	(179)	77
Interest income	164	231
Interest expense	(2,182)	(5,529)
Loss before income taxes	(16,519)	(41,046)
Provision for income taxes	220	170
Net loss	$(16,739)	$(41,216)

Net loss per share:
Basic and diluted	$(0.93)	$(2.39)

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$53,205	$125,396
Accounts receivable, net	144,595	82,374
Inventories	151,744	139,810
Other current assets	62,503	54,596
Total current assets	412,047	402,176

Property and equipment, net	448,518	438,649
Intangible assets, net	25,005	25,749
Other noncurrent assets	27,513	27,515
Total assets	$913,083	$894,089

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$146,975	$110,228
Other current liabilities	128,944	129,943
Total current liabilities	275,919	240,171

Noncurrent HPT Lease liabilities	366,959	367,845
Other noncurrent liabilities	34,918	34,768
Total liabilities	677,796	642,784

Shareholders’ equity	235,287	251,305
Total liabilities and shareholders’ equity	$913,083	$894,089

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended March 31,
	2011	2010
Calculation of EBITDAR:(1)
Net loss	$(16,739)	$(41,216)
Add: income taxes	220	170
Add: depreciation and amortization	11,715	10,394
Deduct: interest income	(164)	(231)
Add: interest expense(2)	2,182	5,529
Add: real estate rent expense(3)	47,310	58,538
EBITDAR(3)	$44,524	$33,184

(1)          TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods.  EBITDAR is not a measure prescribed by GAAP and this information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

(2)          Interest expense included the following:

	Three Months Ended March 31,
	2011	2010
HPT rent classified as interest	$1,847	$2,186
Interest on deferred rent payable to HPT	—	2,850
Amortization of deferred financing costs	70	70
Other	265	423
	$2,182	$5,529

(3)          Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash under its leases.  Cash paid under lease agreements was $52,443 and $47,708 during the three month periods ended March 31, 2011 and 2010, respectively, while the total rent amounts expensed during the quarters ended March 31, 2011 and 2010, were $47,310 and $58,538, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments made to HPT is charged against the sale/leaseback financing obligation.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance related to the funding TA received from HPT for certain qualifying leasehold improvements without an increase in its rent payments.  The rent payments to HPT that TA deferred in 2010 were recognized in expense under GAAP although they were not paid in cash.  Further, during 2010 TA paid interest to HPT monthly in arrears on the deferred rent obligation at a rate of 1% per month.  A reconciliation of these amounts is as follows:

	Three Months Ended March 31,
	2011	2010

Cash payments to HPT for rent and interest on deferred rent obligation	$49,999	$45,217
Other cash rental payments	2,444	2,491
Total cash paid	52,443	47,708
Adjustments for:
Noncash straight line rent accrual — HPT	315	2,186
Noncash straight line rent accrual — other	53	68
Rent expensed but not paid pursuant to deferral agreement	—	15,000
Interest paid on deferred rent obligation	(1,450)	(1,850)
Amortization of deferred tenant improvement allowance	(1,692)	(1,692)
Amortization of sale/leaseback financing obligation	(512)	(696)
Rent payments classified as interest expense	(1,847)	(2,186)
Total amount expensed as rent	$47,310	$58,538

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on March 31, 2011, that were operated by TA since January 1, 2010.  This data excludes revenues and expenses that were not generated by TA, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers, per gallon data and percentage amounts)

	Three Months Ended March 31,
	2011	2010	Change
Number of company operated travel centers(2)	185	185

Total fuel sales volume (gallons)	475,076	481,780	-1.4%

Total fuel revenues	$1,418,456	$1,073,242	32.2%
Total fuel gross margin	$60,387	$49,985	20.8%
Total fuel gross margin per gallon	$0.127	$0.104	22.1%

Total nonfuel revenues	$284,602	$260,635	9.2%
Total nonfuel gross margin	$164,707	$150,850	9.2%
Nonfuel gross margin percentage	57.9%	57.9%	—

Total gross margin	$225,094	$200,835	12.1%
Site level operating expenses(3)	$162,765	$151,740	7.3%

Net site level gross margin in excess of site level operating expense	$62,329	$49,095	27.0%

(1)                          Includes operating data of company operated travel centers only, including two travel centers owned by a joint venture, and excludes operating data of the travel centers operated by TA’s franchisees.

(2)                          Includes travel centers that were operated by TA during the entire periods presented.

(3)                          Excludes real estate rent expense.

(End)